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                                                                   EXHIBIT 10.31

                    AMENDMENT TO DEFERRED COMPENSATION PLANS

      I, Mary E. Taylor, as Administrator of the Merrill Lynch & Co., Inc. Amended and Restated 1994 Deferred Compensation Agreement for a Select Group of Eligible Employees, the Merrill Lynch & Co., Inc. 1995 Deferred Compensation Plan for a Select Group of Eligible Employees, the Merrill Lynch & Co., Inc. 1996 Deferred Compensation Plan for a Select Group of Eligible Employees, the Merrill Lynch & Co., Inc. 1997 Deferred Compensation Plan for a Select Group of Eligible Employees, and the Merrill Lynch & Co., Inc. 1998 Deferred Compensation Plan for a Select Group of Eligible Employees (collectively, the "Deferred Compensation Plans"), having determined, following consultation with Counsel, that such amendment will not adversely affect the Participants of the Deferred Compensation Plans, do hereby amend Section 3.4 of the Deferred Compensation Plans by restating Section 3.4(c) and adding a new Section 3.4(d) and amend Sections 5.1(a) and (b), 5.2(a) and 5.4(d) of each of the Deferred Compensation Plans as follows:

3.4 Benchmark Return Options; Adjustment of Accounts.

      (c) Annual Charge. As of the last day of each Fiscal Year or such earlier day in December as the Administrator shall determine, an Annual Charge of 2.0% of the Participant's Deferred Amounts (exclusive of any appreciation or depreciation determined under Section 3.4 (b)) shall be applied to reduce the Account Balance (but not below zero).

      (i) In the event that all or any portion of the Account Balance is indexed to a Benchmark Return Option with less than daily liquidity, the Annual Charge will accrue and be paid out of future amounts credited to the Account Balance.

      (ii) In the event that the Participant elects to have the Account Balance paid in installments, this Annual Charge will be charged on the Remaining Deferred Amounts after giving effect to the installment payments.

      (iii) In the event that the Account Balance is paid out completely during a Fiscal Year prior to the date upon which the Annual Charge is assessed, a pro rata Annual Charge will be deducted from amounts to
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            be paid to the Participant to cover that fraction of the Fiscal Year that Deferred Amounts (or Remaining Deferred Amounts in the case of installment payments) were maintained hereunder. The Annual Charge shall be applied as a pro rata reduction of the portion of the
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            Account Balance indexed to each of the Participant's Selected
            Benchmark Return Options. In applying the Annual Charge, the pricing principles set forth in Section 3.4(b) will be followed.

      (d) Rollover Options. In the discretion of the Administrator or a designee, additional Benchmark Return Options, including Return Options with less than daily liquidity, may be offered to all Participants under the Plan or to a more limited group of Participants, if appropriate because of regulatory requirements. In such event, Participants will be entitled, in such manner as the Administrator shall determine, to designate that all or a portion of Account Balances be indexed to such Benchmark Return Options.

      (i) With respect to Benchmark Return Options that do not provide daily liquidity: (A) payments under Article V will be made in accordance with a Participant's election at the time of the Participant's original deferral, with any adjustments required for the more limited liquidity of the Return Option; (B) Participants may be limited in their ability to elect, change or continue their Benchmark elections in accordance with such terms and conditions as the Administrator or a designee may determine; and (C) the Annual Charge shall be accrued and paid, when possible, upon liquidation of all or any
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              portion of the Benchmark Return Option, provided that no payment shall be made to a Participant under Article 5 hereof until all accrued Annual Charges have been paid.

     (ii) In the event that such options include future KECALP Partnerships, the designated amounts shall be credited to such Participant, accounted for, adjusted and paid out to such Participant in accordance with the terms and conditions of the 1997 KECALP Deferred Compensation Plan for a Select Group of Eligible Employees.

5.1  Manner of Payment.

     (a) Regular Payment Elections. A Participant's Account Balance will be paid by the Company, as elected by the Participant at the time of his or her deferral election, either in a single payment to be made, or in the number of annual installments (not to exceed 15) chosen by the Participant to commence,
(i) in the month following the month of the Participant's Retirement or death,
(ii) in any month and year selected by the Participant after the end of 1998, or
(iii) in any month in the calendar year following the Participant's Retirement; provided that, if a Participant's election would result in payment (in the case of a single payment) or commencement of payment (in the case of installment payments) after the Participant's 70th birthday, then, notwithstanding the Participant's elections, the Company will pay, or commence payment of, the Participant's Account Balance in the month following the Participant's 70th birthday unless the Participant continues to be an active full time employee at such time, in which case the Company will pay, or commence payment of, the Participant's Account Balance in the month following the Participant's cessation of active service (to the extent payment has not already been made or commenced). In the event that immediately prior to the lump sum payment or the initial installment payment, all or any portion of a Participant's Account Balance remains indexed to a Benchmark Return Option with less than daily liquidity, such payment shall be adjusted, if necessary, for the liquidity restraints of the Benchmark Return Option and, in the case of an election of 11 or more installment payments, shall be delayed until such Account Balance is fully liquid. The amount of each annual installment, if applicable, shall be determined by multiplying the Account Balance as of the last day of the month immediately preceding the month in which the payment is to be made by a fraction, the numerator of which is one and the denominator of which is the number of remaining installment payments (including the installment payment to be made).

     (b) Modified Installment Payments. In lieu of one of the regular payment elections provided for in Section 5.1(a), a Participant may elect to receive the Account Balance in at least 11 but no more than 15 annual installment payments ("modified installment payments"), such modified installment payments to commence on the last business day in March in the year following the Participant's Retirement or death (the "Initial Payment Date"), provided that, in the event that immediately prior to the initial payment of such installment payments, all or any portion of a Participant's Account Balance remains indexed to a Benchmark Return Option with less than daily liquidity, such initial payment shall be delayed until such Account Balance is fully liquid. The modified installment payments shall be computed in accordance with last sentence of Section 5.1(a) and will in all other respects be treated like regular installment payments under the Plan. By electing modified installment payments, the Participant agrees that at any time prior to the last day of February immediately preceding a Participant's Initial Payment Date (the "Determination Date"), ML & Co. shall have the right, without the consent of the Participant or any beneficiary, to change the Participant's method of payment to 11 annuitized payments ("annuitized payments"), in the event that, in the sole discretion of the Administrator, it is determined that such a change is necessary or appropriate in order to preserve the intended state tax benefits of the modified installment payments to the Participant or any beneficiary. In the event that the Administrator determines that annuitized payments shall be made, the amount of the annuitized payments will be determined by applying the Discount Rate, as defined below, to the Account Balance as of the Determination Date to create a stream of 11 equal annual payments. If annuitized payments are to be made, then the Account Balance shall cease to be adjusted pursuant to Sections 3.4(b) and (c) as of the Determination Date (except that a pro rata
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Annual Charge will be deducted from the Account Balance prior to calculation of the
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annuitized payments to cover the fraction of the Fiscal Year preceding the
Determination Date) and the Company's only obligation to the Participant shall be to make the annuitized payments when due. As used herein, Discount Rate shall mean ML & Co.'s then-applicable after-tax cost of borrowing and is defined as
(A) x (B), where (A) is equal to 1 minus ML & Co.'s then-effective tax rate, expressed as a decimal and (B) is equal to the sum of: (i) the annual yield on the then-current 5-year U.S. Treasury Note, and (ii) a spread (which will not be less than 0.10%) indicative of ML & Co.'s borrowing cost for transactions of similar structure and average maturity to the annuity, as determined by ML & Co.

5.2  Termination of Employment.

     (a) Death or Retirement. Upon a Participant's death or Retirement prior to payment, the Account Balance will be paid, in accordance with the Participant's elections and as provided in Section 5.1(a) or (b), as applicable, to the Participant (in the event of Retirement) or to the Participant's beneficiary (in the event of death); provided, however, that in the event that a
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beneficiary of the Participant's Account is the Participant's estate or is otherwise not a natural person, then (i) if the Participant has elected a regular payment election pursuant to Section 5.1(a), the applicable portion of the Account Balance will be paid in a single payment to such beneficiary notwithstanding any election of installment payments, and (ii) if the Participant has elected modified installment payments pursuant to Section 5.1(b), the applicable portion of the Account Balance will continue to be payable as modified installment payments or annuitized payments, as the case may be, in accordance with Section 5.1(b), but only to a single person consisting of the administrator or executor of the Participant's estate or another person lawfully designated by the administrator or executor (and in the event no such person is designated within a reasonable time, payment will be made in a lump sum).

5.4  Beneficiary

     (d) If the Beneficiary Dies During Payment. If a beneficiary who is receiving or is entitled to receive payments hereunder dies after the Participant dies, but before all the payments have been made, the portion of the Account Balance to which that beneficiary was entitled will be paid as soon as practicable in one lump sum to such beneficiary's estate and not to any contingent beneficiary the Participant may have designated; provided, however,
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that if the beneficiary was receiving modified installment payments or annuitized payments pursuant to Section 5.1(b), the applicable portion of the Account Balance will continue to be paid as modified installment payments or annuitized payments, as the case may be, in accordance with Section 5.1(b), but only to a single person consisting of the administrator or executor of the beneficiary's estate or another person lawfully designated by the administrator or executor (and in the event no such person is designated within a reasonable time, payment will be made in a lump sum).

     In addition, I hereby authorize any appropriate changes to the table of contents and internal cross references in connection with the foregoing amendments and the correction of typographical errors, where appropriate.


                                        ---------------------------------
                                        Mary E. Taylor
                                        Administrator

Date:  February 12, 1998